       Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the financial conditions and results of operations of RFC and Trinity and have been prepared to illustrate the effects of the merger under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2019 is presented as if the Trinity merger had occurred on September 30, 2019. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018 and for the nine month period ended September 30, 2019 are presented as if the merger had occurred on January 1, 2018. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, RFC’s one-time merger costs for the merger are not included.

The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018 include pro forma results of operations for RFC.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•RFC’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in RFC’s Annual Report on Form 10-K for the year ended December 31, 2018;

•RFC’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2019, included in RFC’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019;

•RFC’s unaudited pro forma combined consolidated financial statements as of and for the year ended December 31, 2018 which is included as Exhibit 99.4 into this Form 8-K/A;

•Trinity’s audited financial statements and accompanying notes as of and for the year ended December 31, 2018, which is included as Exhibit 99.1 into this Form 8-K/A;

•Trinity’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2019, which is included as Exhibit 99.2 into this Form 8-K/A; and

•Trinity’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2018, which is included as Exhibit 99.3 into this Form 8-K/A.

RIVER FINANCIAL CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Financial Condition
As of September 30, 2019
(in thousands except share data)

	RFC as Reported	Trinity as Reported	Pro Forma Adjustments		Combined Pro Forma
Assets
Cash and due from banks	$19,018	$2,976	$(6,616)	(1), (3), (12)	$15,378
Interest-bearing deposits in banks	16,789	15,083			31,872
Federal funds sold	13,135	-			13,135
Cash and cash equivalents	48,942	18,059	(6,616)		60,385

Certificates of deposit in banks	4,836	-			4,836
Securities available-for-sale, at fair value	236,143	9,784			245,927
Loans held for sale	10,202	-			10,202
Loans, net of unearned income	754,886	135,089	(2,222)	(4)	887,753
Less allowance for loan losses	(7,588)	(2,115)	2,110	(5)	(7,593)
Net loans	747,298	132,974	(112)		880,160
Premises and equipment, net	28,649	2,461	490	(6)	31,600
Accrued interest receivable	3,160	629			3,789
Bank owned life insurance	28,014	-			28,014
Foreclosed assets	1,117	121	(21)	(13)	1,217
Deferred income taxes, net	79	579	(147)	(3), (7)	511
Core deposit intangible	4,627	-	1,020	(8)	5,647
Goodwill	18,293	-	9,484	(9)	27,777
Other assets	8,468	577			9,045
Total assets	$1,139,828	$165,184	$4,098		$1,309,110
Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$263,157	$33,699			$296,856
Interest-bearing deposits	710,460	111,839	273	(10)	822,572
Total deposits	973,617	145,538	273		1,119,428
Securities sold under agreements to repurchase	9,717	-			9,717
Federal Home Loan Bank advances	-	1,913			1,913
Note payable	24,585	-			24,585
Accrued interest payable and other liabilities	8,717	659	-		9,376
Total liabilities	1,016,636	148,110	273		1,165,019
Common stock related to 401(k) Employee Stock Ownership Plan	1,599				1,599
Stockholders' Equity
Common stock	5,708	1,746	779	(2)	8,233
Additional paid-in capital	79,819	20	3,495	(2), (11)	83,334
Retained earnings	35,871	15,329	(449)	(3)	50,751
Accumulated other comprehensive gain	2,011	38			2,049
Treasury stock at cost	(217)	(59)			(276)
Common stock related to 401(k) Employee Stock Ownership Plan	(1,599)	-			(1,599)
Total stockholders' equity	121,593	17,074	3,825		142,492
Total equity	123,192	17,074	3,825		144,091
Total liabilities and stockholders' equity	$1,139,828	$165,184	$4,098		$1,309,110

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information

RIVER FINANCIAL CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Income
For the nine months ended September 30, 2019
(in thousands except per share data)

	RFC as Reported	Trinity as Reported	Pro Forma Adjustments		Combined Pro Forma
Interest income:
Loans, including fees	$29,853	$5,670	$184	(1)	$35,707
Taxable securities	3,347	68			3,415
Nontaxable securities	1,055	120			1,175
Federal funds sold	183	-			183
Other interest income	485	243			728
Total interest income	34,923	6,101	184		41,208
Interest expense:
Deposits	4,921	1,112			6,033
Short-term borrowings	35	-			35
Federal Home Loan Bank advances	29	40			69
Note payable	1,175	-			1,175
Total interest expense	6,160	1,152	-		7,312
Net interest income	28,763	4,949	184		33,896
Provision for loan losses	1,620	116			1,736
Net interest income after provision for loan losses	27,143	4,833	184		32,160
Noninterest income:
Service charges and fees	3,537	197			3,734
Investment brokerage revenue	69	-			69
Mortgage operations	2,344	205			2,549
Bank owned life insurance income	451	-			451
Net gain (loss) on sale of investment securities	(9)	3			(6)
Other noninterest income	363	31			394
Total noninterest income	6,755	436	-		7,191
Noninterest expense:
Salaries and employee benefits	13,010	1,513			14,523
Occupancy expenses	1,487	137			1,624
Equipment rentals, depreciation, and maintenance	784	109			893
Telephone and communications	268	54			322
Advertising and business development	478	49			527
Data processing	2,346	436	(1,071)	(3)	1,711
Foreclosed assets, net	144	(75)			69
Federal deposit insurance and other regulatory assessments	210	28			238
Legal and other professional services	692	722	(660)	(3)	754
Other operating expenses	3,826	249	146	(2), (3)	4,221
Total noninterest expense	23,245	3,222	(1,585)		24,882
Income before income taxes	10,653	2,047	1,769		14,469
Provision for income taxes	2,312	406	444		3,162
Net income	$8,341	$1,641	$1,325		$11,307

Basic net earnings per common share	$1.46	$0.94			$1.74
Diluted net earnings per common share	$1.44	$0.94			$1.72
Dividends per common share	$0.33	$-			$0.29

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information

RIVER FINANCIAL CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Income
For the year ended December 31, 2018
(in thousands except per share data)

	RFC as Reported	Trinity as Reported	Pro Forma Adjustments		Combined Pro Forma
Interest income:
Loans, including fees	$32,812	6,802	$986	(1)	$40,600
Taxable securities	2,734	110			2,844
Nontaxable securities	853	163			1,016
Federal funds sold	11				11
Other interest income	275	184			459
Total interest income	36,685	7,259	986		44,930
Interest expense:
Deposits	3,650	1,126			4,776
Short-term borrowings	38	-			38
Federal Home Loan Bank advances	490	57			547
Federal funds purchased	18	-			18
Note payable	485	-			485
Total interest expense	4,681	1,183	-		5,864
Net interest income	32,004	6,076	986		39,066
Provision for loan losses	1,960	(241)			1,719
Net interest income after provision for loan losses	30,044	6,317	986		37,347
Noninterest income:
Service charges and fees	3,465	211			3,676
Investment brokerage revenue	136	-			136
Mortgage operations	2,293	153			2,446
Bank owned life insurance income	569	-			569
Net loss on sale of investment securities	(48)	-			(48)
Other noninterest income	426	22			448
Total noninterest income	6,841	386	-		7,227
Noninterest expense:
Salaries and employee benefits	14,016	1,969			15,985
Occupancy expenses	1,534	208			1,742
Equipment rentals, depreciation, and maintenance	916	163			1,079
Telephone and communications	274	70			344
Advertising and business development	658	46			704
Data processing	3,527	483			4,010
Foreclosed assets, net	200	106			306
Federal deposit insurance and other regulatory assessments	342	105			447
Legal and other professional services	798	376			1,174
Other operating expenses	3,731	317	193	(2)	4,241
Total noninterest expense	25,996	3,843	193		30,032
Income before income taxes	10,889	2,860	793		14,542
Provision for income taxes	2,383	710	199		3,292
Net income	$8,506	$2,150	$594		$11,250

Basic net earnings per common share	$1.63	$1.23			$1.88
Diluted net earnings per common share	$1.60	$1.23			$1.85
Dividends per common share	$0.27	$0.20			$0.30

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of September 30, 2019 and the unaudited pro forma combined statements of income for the year ended December 31, 2018 and for the nine months ended September 30, 2019 are based on the financial statements of RFC and Trinity after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018 include pro forma results of operations for RFC.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. RFC completed the acquisition of Trinity and is currently working through an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 – Preliminary Estimated Acquisition Consideration

Under the terms of the Trinity merger agreement, Trinity stockholders will be entitled to receive .44627 shares of RFC common stock and $3.50 in cash for each share of Trinity common stock, plus cash in lieu of fractional shares.

Based on the number of shares of Trinity common stock outstanding as of September 30, 2019, the preliminary estimated acquisition consideration is as follows.

Number of shares of Trinity common stock outstanding at September 30, 2019	1,745,853
Per share exchange ratio	0.44627
Number of shares of RFC common stock issued	779,122
RFC common stock price per share on September 30, 2019	$27
Fair value of RFC common stock issued	$21,035

Number of shares of Trinity common stock outstanding at September 30, 2019	1,745,853
Cash consideration each Trinity share is entitled to receive	$3.50
Total cash consideration (in thousands)	$6,110

Total stock consideration (in thousands)	$21,035
Total cash consideration (in thousands)	6,110
Total purchase price for Trinity (in thousands)	$27,145

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Trinity based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed for the acquisition, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to Trinity is preliminary because the merger was not completed as of the pro forma date September 30, 2019. The preliminary allocation is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation adjustments will remain preliminary until RFC management determines the final acquisition consideration and the fair values of the assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of RFC’s common stock at the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to Trinity’s tangible and intangible assets and liabilities as of September 30, 2019 based on their preliminary estimated fair values as follows (dollars are in the thousands).

Cash and cash equivalents	$17,684
Securities available-for-sale	9,784
Loans held for investment	132,867
Premises and equipment, net	2,951
Deferred income tax asset, net	432
Other assets	1,306
Core deposit intangible	1,020
Goodwill	9,484
Deposits	(145,811)
Other liabilities	(2,572)
Total purchase price	$27,145

Approximately $1,020 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets: The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill: Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments that RFC, as the acquirer, will acquire from Trinity. The descriptions related to these preliminary adjustments are as follows (dollars are in thousands):

Balance Sheet – the explanations and descriptions below are referenced to the September 30, 2019 Unaudited Pro Forma Combined Consolidated Balance Sheet.

Pro Forma Adjusting Entries (Statements of Condition):		Debit	Credit
(1)	Cash		$6,110
(2)	Common stock		779
(2)	Additional paid in capital		20,256
(3)	Cash		599
(3)	Deferred tax asset	150
(3)	Retained earnings	449
(4)	Loans held for investment		2,222
(5)	Allowance for loan losses	2,110
(6)	Premises and equipment, net	490
(7)	Deferred tax asset		297
(8)	Core deposit intangible	1,020
(9)	Preliminary goodwill estimate	9,484
(10)	Interest-bearing deposits		273
(11)	Additional paid in capital	16,761
(12)	Cash	93
(13)	Foreclosed assets		21

(1)	Payment of the cash consideration component of the total merger consideration paid to stockholders.
(2)

RFC shares of common stock issued to Trinity's stockholders representing the stock consideration component of the total respective merger consideration.  For purposes of this pro forma presentation, the value of a share of RFC common stock was $27 per share.

(3)

Represents Trinity's estimated merger expenses of $599, which are expected to be paid immediately prior to the merger's closing date, the related tax benefit and the net effect on Trinity's retained earnings.

(4)	Adjustment reflects the fair value adjustment of the acquired loan portfolio at the acquisition date.
(5)	Adjustment reflects the elimination of Trinity's allowance for loan losses.
(6)	Adjustment reflects the fair value adjustment on Trinity's offices.
(7)	Adjustment reflects the recording of the net deferred tax asset created by the purchase adjustments.
(8)	Adjustment reflects the recording of the core deposit intangible asset.
(9)	Adjustment reflects the preliminary goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.
(10)	Adjustment reflects the fair value adjustment of the time deposits at acquisition date.
(11)	Reflects the reversal of stockholders' equity after adjustments in 3 above.
(12)	Adjustment reflects cash acquired from Trinity Bancorp, Inc.
(13)	Adjustment reflects the fair value adjustment for Trinity's foreclosed assets.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2018 and for the nine months ended September 30, 2019.

Income Statements – Pro Forma Adjustments

Pro Forma Adjusting Entries (Statements of Income): (in thousands)					Nine Months Ended September 30, 2019	Twelve Months Ended December 31, 2018
(1)	Preliminary estimate of loan interest accretion				$184	$986
(2)	Amortization of core deposit intangible				147	193
(3)	Remove merger related fees				(661)	-
(4)	Income tax expense of pro forma adjustments				444	199

(1)	Represents the estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the Trinity merger.
(2)

Represents the estimate of the core deposit intangible amortization related to preliminary estimates of the fair value adjustments on the core deposits acquired pursuant to the Trinity merger.  The preliminary estimate of the core deposit intangible related to RFC's acquisition of Trinity is approximately $1,020, and will be amortized over a ten-year period on an accelerated basis.  The core deposit intangible amortization expense related to the Trinity merger is expected to be approximately $193 and $173, respectively, during the first and second years of combined operations.  Below is the preliminary estimated amortization schedule

	Year		Year
	1	$193	6	$92
	2	173	7	72
	3	153	8	51
	4	132	9	31
	5	112	10	11

(3)	Represents the adjustment to remove merger related fees.
(4)	Represents the adjustment to reflect the income tax provision of the pro forma adjustments using 25.11% as the incremental effective tax rate.

Note 5 - Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2018 have been calculated using RFC’s weighted average common shares outstanding previously reported in RFC’s 10-K filed on March 20, 2019, and the common shares issued to Trinity’s stockholders in the merger.  The unaudited pro forma earnings per common share for the nine months ended September 30, 2019 have been calculated using RFC’s weighted average common shares outstanding reported in RFC’s 10-Q for the nine months ended September 30, 2019 filed on November 5, 2019 and the common shares issued to Trinity’s stockholders in the merger.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2018 and for the nine months ended September 30, 2019 (dollars are in thousands, except for per share data).

	For the Nine Months		For the Twelve Months
	Ended September 30, 2019		Ended December 31, 2018
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$11,307	$11,307	$11,250	$11,250
Weighted average common shares outstanding:
River Financial Corporation	5,703,921	5,797,701	5,217,348	5,311,074
Common shares issue to Trinity shareholders	779,122	779,122	779,122	779,122
Pro forma weighted average common shares outstanding	6,483,043	6,576,823	5,996,470	6,090,196
Pro forma net income per common share	$1.74	$1.72	$1.88	$1.85

Note 6 – Merger Related Charges

RFC’s preliminary estimated transaction expenses, net of tax, related to the Trinity merger are approximately $1,420.  These one-time merger related expenses have not been included in the Unaudited Pro Forma Combined Consolidated Statement of Income, as the pro forma adjustments do not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers. Trinity’s preliminary estimated transaction expenses, net of tax, related to the merger are approximately $599.  These preliminary estimated merger transaction expenses (RFC and Trinity) are still being developed and will continue to be refined, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies.  The preliminary estimated pro forma presentation of merger transaction costs is in the following table (dollars are in thousands).

	(Seller) Trinity		(Buyer) RFC
	11/30/2019	9/30/2019	11/30/2019	9/30/2019
System termination fees and system conversion expenses			$1,071
Investment bankers, accounting, auditing and legal	$599	$504	194	$156
Other related expenses	-	-	155	1
Total non-interest expense	$599	$504	$1,420	$157
Tax benefit	(150)	(127)	(357)	(39)
Net expense after tax benefit	$449	$377	$1,063	$118